ThermoEnergy Corporation

Standstill Agreement

Agreement dated as of February 28, 2014 by and among ThermoEnergy Corporation, a Delaware corporation (the “Company”), The Roenigk Family Trust dated November 10, 2004 (“Roenigk”), Robert S. Trump (“Trump”) and Empire Capital Partners, LP, Empire Capital Partners, Ltd., and Empire Capital Partners Enhanced Master Fund Ltd. (collectively, “Empire”). Roenigk, Trump and Empire are collectively referred to herein as the “Creditors”).

Whereas, Roenigk is the holder of the Company’s Amended and Restated Convertible Promissory Note due March 31, 2014 in the original principal amount of $1,877,217.12 (the “Roenigk Note”); and

Whereas, Trump is the holder of the Company’s 12% Secured Promissory Note in the original principal amount of $2,000,000.00 (the “Trump Note”); and

Whereas, Empire are the holders of the Company’s 12% Secured Promissory Notes in the aggregate original principal amount of $2,000,000.00 (the “Empire Notes” and, together with the Roenigk Note and the Trump Note, the “Notes”); and

Whereas, the Company’s obligations under the Trump Note and the Empire Notes are secured by the pledge of substantially all of the Company’s assets pursuant to a Security Agreement dated as of August 22, 2013 by and among the Company, Trump and Empire, as the Secured Parties, and Empire Capital Partners, LP, as Agent for itself and the other Secured Parties (the “Security Agreement”);

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Creditors hereby agree as follows:

1.                  Forbearance. Notwithstanding the maturity of any of the Notes nor the occurrence or continuation of any Event of Default under any of the Notes or under the Security Agreement, none of the Creditors shall during the period from the date of this Agreement through May 1, 2014 (the “Forbearance Period”) commence any enforcement, collection (including judicial or nonjudicial foreclosure) or similar proceeding with respect to any of the Notes, the Security Agreement or the Collateral (as such term is defined in the Security Agreement) or exercise any other rights or remedies any of the Creditors may have under the Notes or the Security Agreement or otherwise, at law or in equity, with respect to the obligations of the Company to the Creditors under the Notes or the Security Agreement.

2.                  Non-Waiver. The Creditors waive no rights or remedies they may have under the Notes or the Security Agreement, but merely agree not to enforce those rights or remedies during the Forbearance Period. Notwithstanding the Creditors’ agreement to forbear set forth in Section 1 above, the Notes shall continue, during the Forbearance Period, to bear interest in accordance with their respective terms. Further, Roenigk’s agreement to forbear shall not affect or limit Roenigk’s right during the Forbearance Period to receive interest payments under the Roenigk Note or to convert the Roenigk Note into shares of the Company’s Common Stock as provided in the Roenigk Note.

3.                  Revocation. Notwithstanding the Creditors’ agreement to forbear set forth in Section 1, if, during the Forbearance Period, (i) the Company shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (ii) the Company shall file or permit the filing of any petition, case arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form or arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (iii) an order, judgment or decree shall be entered, or a case shall be commenced, against the Company, without its application, approval or consent by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Company or appointing a receiver, trustee or liquidator of the Company, or of all or a substantial part of the assets of the Company, and the Company, by any act, indicate its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed and in effect for any period of 30 consecutive days or an order for relief in connection therewith shall be entered, then any of the Creditors may, upon 5 business days’ written notice to the Company and the other Creditors, revoke its agreement to forbear, whereupon all of the Creditors shall be entitled to exercise in full any and all of their rights under the Notes and the Security Agreement with respect to any default or Event of Default then existing or thereafter arising.

4.                  Governing Law; Venue. This Agreement and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements executed and to be performed wholly within such State and without regard to principles of conflicts of law. Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Boston, Massachusetts in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum.

5.                  Amendments. This Agreement may be amended only by a written instrument executed by each party hereto.

6.                  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of a counterpart by facsimile or other electronic transmission shall bind the party making such delivery notwithstanding any subsequent failure or refusal to deliver an original.

[The balance of this page has been left blank intentionally. Signature Page follows.]

In witness whereof, the Company and the Creditors have executed this Agreement as of the date first above written.

ThermoEnergy Corporation By: /s/ Gregory M. Landegger Gregory M. Landegger Chief Operating Officer and Interim Chief Financial Officer	Empire Capital Partners, lp By: Empire gp, llc, its General Partner By: /s/ Scott A. Fine Scott A. Fine Managing Member and By: /s/ Peter J. Richards Peter J. Richards Managing Member

Empire Capital Partners, ltd

By: Empire Capital Management, llc,

its Investment Manager

By:   /s/ Scott A. Fine

Scott A. Fine

Managing Member

and

By:  /s/ Peter J. Richards

Peter J. Richards

Managing Member

Empire Capital Partners Enhanced Master Fund, ltd

By: Empire Capital Management, llc,

its Investment Manager

By:   /s/ Scott A. Fine

Scott A. Fine

Managing Member

and

By:  /s/ Peter J. Richards

Peter J. Richards

Managing Member

The Roenigk Family Trust dated November 10, 2004 By: /s/ Elise C. Roenigk Elise C. Roenigk Trustee	/s/ Robert S. Trump Robert S. Trump

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